GUARANTY

Loan No. 20752

This GUARANTY dated as of May 17, 2017 (this "**Guaranty**"), is made by STEPHEN C. HELM, an individual resident of the State of Texas ("**Guarantor**"), in favor of COLONY AMERICAN FINANCE LENDER, LLC, a Delaware limited liability company (together with its successors and assigns, "**Lender**").

RECITALS:

WHEREAS, reference is made to that certain Loan Agreement, dated as of the date hereof, by and between Brightlane – CLOC Acquisitions, LLC, a Delaware limited liability company ("**Borrower**"), and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Loan Agreement**"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, Guarantor is a direct or indirect owner of an equity interest in Borrower, and accordingly will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement.

WHEREAS, to induce Lender to make the Loan in the maximum principal amount of Five Million Dollars ($5,000,000.00), Guarantor has agreed to execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the covenants set forth in this Guaranty, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby represents, warrants and covenants to Lender as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1 **Guaranty of Obligation**. Guarantor hereby irrevocably and unconditionally guarantees the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

Section 1.2 **Definition of Guaranteed Obligations**. As used herein, the term "**Guaranteed Obligations**" means:

(a) any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Lender (including reasonable attorneys' fees, costs and out-of-pocket expenses) arising out of or in connection with the acts or omissions of any Restricted Party or any Affiliate of any Restricted Party (each a "**Designated Party**") in each case arising with respect to any of the following:

(i) fraud, willful misconduct, material misrepresentation or failure to disclose a material fact by or on behalf of a Designated Party or any of their respective agents or representatives in connection with the Loan, including without limitation, any Advance made under the Loan;

(ii) wrongful removal or destruction of any Property or damage to any Property caused by willful misconduct or gross negligence of a Designated Party;

(iii) any material physical waste of any Property caused by the willful misconduct or gross negligence of a Designated Party;

(iv) the forfeiture by Borrower of any Property because of the conduct or purported conduct of criminal activity by a Designated Party or any of their respective agents or representatives in connection therewith;

(v) the misappropriation, misapplication or conversion of any Insurance Proceeds, Condemnation Awards or Security Deposits or other similar funds or payments attributable to any Property, or the other use thereof by a Designated Party (including distributions to any Interest Owner) in a manner contrary to the provisions of this Guaranty or the other Loan Documents;

(vi) the misappropriation, misapplication or conversion of any Revenues or the proceeds;

(vii) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property;

(viii) failure to pay Taxes or other Impositions;

(ix) failure to obtain, maintain and pay for the policies of insurance in accordance with Section 6.2 of the Loan Agreement; or

(x) failure to use any Advance proceeds in accordance with the Loan Agreement and other Loan Documents;

(xi) the failure of any Security Instrument securing any Property to be a first priority Lien on such Property;

(xii) Borrower's failure to apply proceeds of Rents or any other payments in respect of the Leases and other Revenues to the costs of maintenance and operation of the Properties, the payment of Taxes, lien claims, Insurance Premiums, debt service and other amounts due under the Loan Documents; or

(xiii) any litigation or other legal proceeding filed by any Designated Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents, provided, however, that the foregoing shall not apply in the case of any such litigation or other legal proceeding filed in good faith by Borrower or Guarantor for the purpose of disputing, in good faith, whether the relevant Event of Default has occurred.

(b) the entire amount of the Obligations upon the occurrence of any of the following events:

(i) Borrower filing a voluntary petition or instituting any other proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt

arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under the Bankruptcy Code;

(ii) the filing of an involuntary petition or other proceeding against any Loan Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, under the Bankruptcy Code (each an "**Involuntary Proceeding**"), in which any Designated Party colludes with, or otherwise assists, such petitioner, or solicits or causes to be solicited petitioning creditors for any such petition or proceeding;

(iii) any Designated Party filing an answer consenting to or otherwise acquiescing in or joining in any Involuntary Proceeding against any Loan Party;

(iv) any Designated Party consenting to or acquiescing in or joining in an application for, or seeking the entry of an order for relief or the appointment of, a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like with respect to any Loan Party or any Property or other Collateral (or any portion of any of the foregoing);

(v) any Loan Party making an assignment for the benefit of creditors, or admitting in any legal proceeding, its insolvency or inability to pay its debts as they become due unless such statements are compelled and required by law and otherwise true and correct;

(vi) any Loan Party is substantively consolidated with any other Person;

(vii) a breach by any Loan Party of any obligation set forth in Section 6.8 of the Loan Agreement (other than Section 6.8.6);

(viii) Borrower's failure to obtain Lender's prior written consent to any Transfer of, or consensual lien on, any Property or other Collateral or any direct or indirect interest in any Restricted Party;

(ix) Borrower's failure to obtain Lender's prior written consent to any voluntary incurrence of indebtedness for borrowed money by any Loan Party other than Permitted Indebtedness; or

(x) any Designated Party contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving Guarantor or any Loan Party, or any of their respective affiliates.

(c) all obligations of Borrower under the Environmental Indemnity.

Guarantor further agrees that all or any part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from Guarantor and such actions shall not affect the liability of Guarantor hereunder. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a proceeding under the Bankruptcy Code involving Borrower.

Section 1.3 **Nature of Guaranty**. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.4 **Guaranteed Obligations Not Reduced by Offset**. The Guaranteed Obligations and the liabilities and obligations of Guarantor hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any Restricted Party, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.5 **Payment By Guarantor**. If all or any part of the Guaranteed Obligations is or shall give rise to a monetary obligation, and such monetary obligation shall not be punctually paid when due, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of the Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.6 **No Duty To Pursue Others**. It shall not be necessary for Lender (and Guarantor hereby waives any rights which it may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against any Loan Party or others liable for amounts due under the Guaranteed Obligations or any other Person, (b) institute suit or exhaust its remedies with respect to the obligations or any Person, (c) enforce Lender's rights against any collateral which shall ever have been given to secure the Obligations, (d) enforce Lender's rights against any other guarantor of the Guaranteed Obligations, (e) join any Loan Party or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (f) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (g) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.7 **Waivers**. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loan made to any Loan Party, (b) acceptance of this Guaranty, (c) any amendment or extension of the Loan Agreement, any Security Instrument or of any other Loan Documents, (d) the execution and delivery by any Loan Party and Lender of any other loan or credit agreement or of Borrower's or any Loan Party's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with any Property or other Collateral, (e) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (f) the occurrence of any Default or an Event of Default, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral under the Loan Documents, (h) protest, proof of non-payment or default by any Loan Party or any other guarantor of the Guaranteed Obligations and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty or the Loan Documents.

Section 1.8 **Payment of Expenses**. Guarantor shall, immediately upon demand by Lender, pay all reasonable costs and out-of-pocket expenses (including court costs and attorneys' fees, disbursements, costs and expenses) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder and any and all damages, losses, claims, liabilities and related reasonable costs

and out-of-pocket expenses, including court costs and reasonable attorneys' fees, disbursements, costs and expenses incurred by Lender arising from any breach or failure to timely perform any provisions of this Guaranty by Guarantor.

Section 1.9 **Effect of Bankruptcy**. In the event that, pursuant to the Bankruptcy Code or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations (including pursuant to any settlement entered into by Lender in its discretion), as set forth herein, all obligations under this Guaranty shall be reinstated as though such payment had been due but not made at such time and remain in full force and effect and any prior release or discharge from the terms of this Guaranty given to Guarantor shall be without effect. It is the intention of Lender and Guarantor that Guarantor's obligations hereunder shall not be discharged except by its performance of such obligations and then only to the extent of such performance.

Section 1.10 **Construction**. The term "Borrower", "Loan Party" or "Restricted Party" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower, any Loan Party or any Restricted Party or any interest in Borrower, any Loan Party or any Restricted Party. All references to sections, paragraphs, schedules and exhibits are to sections, schedules and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The recitals to this Guaranty shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and "including" means including without limitation. Whenever the context requires, each gender shall include all other genders. Each reference to the "Guarantor" herein shall be deemed a reference to each Guarantor.

Section 1.11 **Obligations**. In no event shall Borrower be liable for any obligations of Guarantor under this Guaranty. Notwithstanding anything contained in this Guaranty or the Loan Documents, this Guaranty is not secured by any of the Security Instruments.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) that Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 **Modifications**. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Loan Documents, or any other document, instrument, contract or understanding between any Loan Party or Guarantor and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

Section 2.2 **Adjustment**. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any Loan Party or any Guarantor.

Section 2.3 **Condition of any Loan Party or Guarantor**. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Loan Party or Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or (if Guarantor is an entity) Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or (if Guarantor is an entity) Guarantor; or any reorganization of Borrower or (if Guarantor is an entity) Guarantor.

Section 2.4 **Invalidity of Guaranteed Obligations**. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) any Restricted Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from any Restricted Party other than payment in full of the Obligations, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether any Loan Party or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 **Release of Guarantor**. Any full or partial release of the liability of any Loan Party on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that it may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and it has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6 **Other Collateral**. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 **Release of Collateral**. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 **Care and Diligence**. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in

connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 **Unenforceability**. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that it is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 **Offset**. Any existing or future right of offset, claim or defense of any Loan Party or Guarantor against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than the payment of the Guaranteed Obligations.

Section 2.11 **Merger**. The reorganization, merger or consolidation of any Loan Party or (if Guarantor is an entity) Guarantor into or with any other Person.

Section 2.12 **Preference**. Any payment by Borrower or Guarantor to Lender that is held to constitute a preference under the Bankruptcy Code, or for any reason Lender is required to refund such payment or pay such amount to any other person.

Section 2.13 **Other Actions Taken or Omitted**. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and performance of the Guaranteed Obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1 **Representations and Warranties**. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as of the date hereof as follows:

(a) If Guarantor is an entity, Guarantor (i) is duly organized and validly existing under the laws of the State of its formation, (ii) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so, and (iii) has all requisite power and authority and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged.

(b) If Guarantor is an entity, this Guaranty has been duly executed and delivered by or on behalf of Guarantor, and if Guarantor is an individual, this Guaranty has been executed and delivered by Guarantor.

(c) This Guaranty constitutes a legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) The execution, delivery and performance of this Guaranty by Guarantor (i) if Guarantor is an entity, will not contravene Guarantor's governing documents, (ii) will not result in any violation of the provisions of any Legal Requirement applicable to Guarantor or any of Guarantor's properties or assets, (iii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which Guarantor is a party or to, which any of Guarantor's property or assets is subject, and (iv) except for Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the assets of Guarantor.

(e) Any consent, approval, authorization, order, registration or qualification of or with a Governmental Authority or other Person required for the execution, delivery and performance by Guarantor of this Guaranty has been obtained and is in full force and effect.

(f) Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect equity interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty.

(g) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(h) Neither Lender nor any of its representatives has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(i) There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority, arbitrator or other entity now pending or, to Guarantor's actual knowledge, threatened against or affecting Guarantor.

(j) Guarantor has (i) not entered into the transaction contemplated by this Guaranty with the actual intent to hinder, delay or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under this Guaranty. After giving effect to this Guaranty, (x) the fair saleable value of Guarantor's assets will exceed its total liabilities, (y) Guarantor's assets will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted and (z) Guarantor will be able to pay its liabilities as they mature. In the last ten years, there has not occurred any Event of Bankruptcy in respect of Guarantor. Guarantor is not contemplating an Event of Bankruptcy and to Guarantor's knowledge no other Person is contemplating an Event of Bankruptcy in respect of Guarantor.

(k) Guarantor is not a "foreign person" within the meaning of § 1445(f)(3) of the Code.

ARTICLE 4
AGREEMENT TO PAY, SUBROGATION AND SUBORDINATION

Section 4.1 **Subordination of All Guarantor Claims.**

(a) Without limiting any other right that Lender has at law or in equity against Guarantor, if Borrower or any other Restricted Party fails to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor agrees to promptly pay the amount of such unpaid Guaranteed Obligations to Lender in cash. Upon payment by Guarantor of any sums to Lender as provided herein, all of Guarantor's rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against any Loan Party with respect to such sum shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. If any payment shall be paid to Guarantor in violation of the immediately preceding sentence on account of such subrogation, exoneration, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of Lender, segregated from other funds of Guarantor, and promptly paid or delivered to Lender in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Loan Documents or to be held as Collateral for the Obligations.

(b) Guarantor hereby subordinates any and all debts, liabilities and obligations owed to it by each Loan Party (including, without limitation, all rights and claims of Guarantor against any Loan Party as a result of Guarantor's payment of all or part of the Guaranteed Obligations) (the "**Subordinated Obligations**") to the Obligations to the extent provided below:

(i) Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of Lender. Nothing contained in this Guaranty shall be construed so as to prohibit or limit Guarantor's right to receive distributions from the sole member of Borrower in the ordinary course of business subject to the terms and restrictions set forth in the Loan Agreement.

(ii) Guarantor agrees that Lender shall be entitled to receive full payment in cash of all Obligations (including interest accruing during the pendency of any proceeding under the Bankruptcy Code, regardless of whether allowed in such proceeding, "**Post-Petition Interest**") in any proceeding under the Bankruptcy Code against any Loan Party before Guarantor receives any payment on account of any Subordinated Obligations.

(iii) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Loan Party or Guarantor under the Bankruptcy Code), Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for Lender and deliver such payments to Lender on account of the Obligations (including Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of Guarantor under this Guaranty in any respect.

(iv) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Loan Party or Guarantor under the Bankruptcy Code), Lender is authorized and empowered (but not obligated), in its discretion, (x) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post-Petition Interest), and (y) to require Guarantor (A) to collect and enforce and to submit claims

in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to Lender for application to the Obligations (including Post-Petition Interest).

Section 4.2 **Payments Held in Trust**. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payments, claims and/or distributions which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 4.3 **Liens Subordinate**. Guarantor agrees that no liens, security interests, judgment liens, charges or other encumbrances shall exist upon any Loan Party's assets securing payment of the Subordinated Obligations and if any such liens, security interests, judgment liens, charges or other encumbrances exist, they shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon any Loan Party's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor's right it may have against any Loan Party, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any proceeding under the Bankruptcy Code) to enforce any liens, mortgages, deeds of trust, deeds to secure debt, security interests, collateral rights, judgments or other encumbrances on assets of any Loan Party held by Guarantor.

Section 4.4 **Maximum Liability**.

(a) Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations shall at all times be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance for purposes of the Bankruptcy Code to the extent applicable to this Guaranty and the Guaranteed Obligations.

ARTICLE 5
MISCELLANEOUS

Section 5.1 **Waiver**. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty, or to declare a default for failure to effect prompt payment of any such other amount.

Section 5.2 **Notices**. All notices, consents, approvals and requests required or permitted hereunder (any of the foregoing, a "**Notice**") shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Guaranty in the manner provided for in this Section). A Notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Guarantor: Stephen C. Helm
26 Lakewood Lane
Seabrook, TX 77586

If to Lender: Colony American Finance Lender, LLC
1920 Main St., Suite 850
Irvine, CA 92614
Attn: Loan Administration (Loan No. 20752)

And to:

Colony American Finance Lender, LLC
c/o Colony Capital, LLC
515 South Flower Street, 44th Floor
Los Angeles, CA 90071
Attn: General Counsel (Loan No. 20752)

Section 5.3 **Governing Law, Submission to Jurisdiction, Waivers.**

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. LENDER, BY ITS ACCEPTANCE HEREOF, AND GUARANTOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 5.2 HEREOF (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

Section 5.4 **Severability**. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 5.5 **Amendments**. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice

to, or demand on, Guarantor shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under this Guaranty in its sole and absolute discretion.

Section 5.6 **Headings**. The Article and/or Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

Section 5.7 **Recitals**. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.8 **Counterparts**. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Guaranty.

Section 5.9 **Prior Agreements**. This Guaranty contains the entire agreement of the parties hereto and their respective affiliates in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, including any confidentiality agreements or any similar agreements between or among any such parties, whether oral or written, are superseded by the terms of this Guaranty.

Section 5.10 **Rights and Remedies**. If Guarantor becomes liable for any indebtedness owing by any Loan Party to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.11 **Waiver of Right To Trial By Jury**. GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFY THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGE THAT EACH HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.12 **Multiple Guarantors; Married Guarantors**. If more than one Person signs this Guaranty as Guarantor, (a) the term "Guarantor" shall mean each such Person, (b) the obligations of each Guarantor shall be joint, several and independent, and (c) this Guaranty shall be construed and enforced as though each Guarantor executed a separate guaranty on the terms set forth in this Guaranty. Any Guarantor who is married agrees that Lender may look to all of his or her community property and separate property to satisfy his or her obligations under this Guaranty. At any time in which Guarantor's state of residence and/or primary domicile is a community property jurisdiction, Guarantor shall cause his or her spouse to execute and deliver to Lender a spousal consent with respect to this Guaranty (which spousal consent shall be in form and substance satisfactory to Lender). Neither the death, dissolution, revocation, nor release of any Person who is a party to this Guaranty or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or the Obligations, or any part thereof, shall affect or release the joint and several liability of any other Person. Lender may at its option enforce this Guaranty against any one or more Guarantor, and the failure or election to proceed against or join any Guarantor shall not affect the joint and several liability of any other Guarantor.

Section 5.13 **Continuing Guaranty; Assignments Under the Loan Agreement**. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the repayment and performance in full of the Obligations (subject to Section 1.9), (ii) be binding on Guarantor and its permitted successors and assigns, and (iii) inure to the benefit of and be enforceable by Lender and its successors and assigns. Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty in connection with any assignment of the Loan and the Loan Documents, and any assignee or transferee shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender and any attempted assignment without such consent will be null and void.

Section 5.14 **Taxes**. Section 2.8 of the Loan Agreement is hereby incorporated, mutatis mutandis, by reference as if such section were set forth in full herein with respect to the Guaranteed Obligations and Guarantor agrees to observe and perform each of the terms and conditions set forth in Section 2.8 of the Loan Agreement with respect to the Guaranteed Obligations.

Section 5.15 **Survival**. Without prejudice to the survival of any other agreement of the Guarantor under this Guaranty or any other Loan Document, the agreements and obligations of the Guarantor contained in Section 1.1 (to the extent set forth herein) and Section 1.8, shall survive execution and delivery of this Guaranty, termination of this Guaranty and the other Loan Documents and the occurrence of the repayment in full of the Indebtedness.

Section 5.16 **State Specific Provisions.**

(a) Florida Specific Provisions. The following Florida provisions do not limit the express choice of New York law set forth in Section 5.3 of this Guaranty and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Guaranty and the other Loan Documents, Florida law is held to govern this Guaranty, any Security Instrument encumbering a Property located in Florida or any other Loan Document:

(i) Guarantor acknowledges and agrees that the Default Rate shall also be the rate of interest payable on any judgments entered in favor of Lender in connection with this Guaranty.

(b) Georgia Specific Provisions. The following Georgia provisions do not limit the express choice of New York law set forth in Section 5.3 of this Guaranty and as set forth in the other Loan

Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Guaranty and the other Loan Documents, Georgia law is held to govern this Guaranty, any Security Instrument encumbering a Property located in Georgia or any other Loan Document:

(i) Guarantor expressly waives the benefit of Section 10-7-24 of the Official Code of Georgia Annotated.

(ii) Guarantor expressly waives the benefit, any protections of, and any and all defenses of Section 44-14-161 of the Official Code of Georgia Annotated.

(c) North Carolina Specific Provisions. The following North Carolina provisions do not limit the express choice of New York law set forth in Section 5.3 of this Guaranty and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Guaranty and the other Loan Documents, North Carolina law is held to govern this Guaranty, any security instrument encumbering a Property located in North Carolina or any other Loan Document:

(i) Without limiting any other provision of this Guaranty, Guarantor also waives, to the fullest extent permitted by law, all rights, including all rights granted by Sections 26-7 through 26-9, inclusive, of the North Carolina Statutes, to require Lender to:

(A) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness;

(B) proceed against or pursue any remedy it may now or hereafter have against Borrower or any guarantor, or, if Borrower or any guarantor is a partnership, any general partner of Borrower or general partner of any guarantor; or

(C) demand or require collateral security from Borrower, any other Guarantor or any other Person as provided by Applicable Law or otherwise.

(d) South Carolina Specific Provisions. The following South Carolina provisions do not limit the express choice of New York law set forth in Section 5.3 of this Guaranty and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Guaranty and the other Loan Documents, South Carolina law is held to govern this Guaranty, any Security Instrument encumbering a Property located in South Carolina or any other Loan Document:

(i) The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty (30) days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction.

(ii) THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE PROPERTY.

(iii) THE UNDERSIGNED ACKNOWLEDGES AND AFFIRMS THAT IT RECEIVED WRITTEN NOTIFICATION BEFORE THE TRANSACTION THAT A WAIVER OF APPRAISAL RIGHTS WAS REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF S.C. CODE ANN. SECTION 29-3-680.

GUARANTOR:

________________________ (SEAL)
STEPHEN C. HELM

(e) Texas Specific Provisions. The following Texas provisions do not limit the express choice of New York law set forth in Section 5.3 of this Guaranty and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Guaranty and the other Loan Documents, Texas law is held to govern this Guaranty, any Security Instrument encumbering a Property located in Texas or any other Loan Document:

(i) Without limiting the foregoing, to the fullest extent permitted by applicable law, Guarantor hereby expressly waives any and all rights and defenses available to sureties and guarantors under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security, Borrower or any other person. Guarantor unconditionally and irrevocably waives any rights, defenses or remedies it may have under Chapter 43 and Section 17.001 of the Texas Civil Practice and Remedies Code and Texas Rule of Civil Procedure 31, including without limitation, notice, discharge, levy and subrogation.

(ii) Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under Rule 31 of the Texas Rules of Civil Procedure. This means, among other things, that in the event of any default hereunder, Lender may maintain an action upon this Guaranty whether or not action is brought against Borrower and whether or not Borrower is joined in any such action.

(iii) Guarantor expressly waives any and all benefits, rights and defenses which might otherwise be available to Guarantor under Texas Civil Practice & Remedies Code Sections 17.001. This means, among other things, that in the event of any default hereunder, recovery may be had against Guarantor to the extent of its liability hereunder without first foreclosing on any real or personal property collateral pledged by Borrower to satisfy such judgment.

(iv) Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under Texas Civil Practice & Remedies Code Section 43.002. This means, among other things, that Guarantor waives any right it may have to require Lender to assert, prosecute or exhaust any remedy or claim against it may have against Borrower, or any security granted to Lender for the obligations of Borrower, before proceeding against, and obtaining recovery from, Guarantor.

(v) Guarantor expressly waives any and all benefits of Texas Property Code Section 41.002(a).

(vi) Guarantor expressly waives any and all benefits of Texas Property Code Sections 51.003 – 51.005.

Waiver of Appraisal Rights. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

GUARANTOR ACKNOWLEDGES AND AFFIRMS THAT IT RECEIVED WRITTEN NOTIFICATION BEFORE THE TRANSACTION THAT A WAIVER OF APPRAISAL RIGHTS WAS REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF S.C. CODE ANN. SECTION 29-3-680.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

GUARANTOR:

STEPHEN C. HELM